Exhibit 10.4

CONFIDENTIAL TREATMENT REQUESTED

INFORMATION FOR WHICH CONFIDENTIAL TREATMENT HAS BEEN REQUESTED IS OMITTED AND NOTED WITH “****”. AN UNREDACTED VERSION OF THIS DOCUMENT HAS ALSO BEEN PROVIDED TO THE SECURITIES AND EXCHANGE COMMISSION.

SETTLEMENT AND MUTUAL RELEASE AGREEMENT

THIS SETTLEMENT AND MUTUAL RELEASE AGREEMENT (“Settlement Agreement”) is entered into as of the date of signature of the last signatory to the Settlement Agreement (the “Signing Date”), and effective upon the date of receipt of the Settlement Payment (as defined below) (the “Effective Date”), by and between Ben Venue Laboratories, Inc. (“BVL”), and Lantheus Medical Imaging, Inc. (“LMI”).  BVL and LMI are collectively referred to as the “Parties” or in the singular as a “Party.”

RECITALS

WHEREAS, BVL is a Delaware corporation that provides services to the pharmaceutical industry as a contract manufacturer which supplies its customers with sterile finished dosage forms, with its principal place of business located in Ohio; and

WHEREAS, LMI is a Delaware corporation engaged in the business of developing, manufacturing and distributing diagnostic medical imaging products, with its principal place of business located in Massachusetts; and

WHEREAS, BVL and LMI are parties to a certain Manufacturing and Service Contract For Commercial and Developmental Products dated August 1, 2008 (“Manufacturing Agreement”); and

WHEREAS, BVL has experienced a variety of issues that have challenged its ability to consistently manufacture and provide product to LMI pursuant to the Manufacturing Agreement between the Parties; and

WHEREAS, the Parties have cooperated in good faith to satisfactorily resolve all issues of concern and material disputes; and

WHEREAS, the Parties desire to terminate the Manufacturing Agreement, which agreement is hereby terminated as of the Effective Date pursuant to the terms hereof; and

WHEREAS, it is the intent of the Parties to resolve fully and finally any and all disputes and/or claims whatsoever that LMI may have against the BVL Released Parties (defined herein), including but not limited to claims relating to, arising out of, or based upon the Manufacturing Agreement; and

WHEREAS, the Parties have mutually resolved, to each other’s satisfaction, a compromise and resolution of all outstanding issues and disputes; and

WHEREAS, the Parties have mutually agreed that the consideration being paid by BVL is wholly and completely sufficient to resolve all claims arising under, or in any manner whatsoever related to, the Manufacturing Agreement; and

NOW, THEREFORE, in consideration of the mutual promises and covenants contained herein, and for other good and valuable consideration, receipt and sufficiency of which is hereby acknowledged, and with full consultation or the opportunity for consultation with counsel and such other advisors as they deem appropriate, the Parties to this Settlement Agreement hereby agree as follows:

TERMS & CONDITIONS

1.                                       The foregoing recitals are incorporated herein and constitute express terms of the Settlement Agreement.

2.                                       In full and final satisfaction of LMI’s claims and potential claims, both known and unknown, BVL shall provide the consideration described herein under the terms and conditions described herein.  Provision of the consideration described herein is intended to fully resolve all claims, whether known or unknown, that LMI has or may have against the BVL

Released Parties, including but not limited to claims relating to, arising out of, or based upon the Manufacturing Agreement.

3.                                       The Parties agree that on the Effective Date, the Manufacturing Agreement will be terminated by this Settlement Agreement and shall have no further force and effect, with the exception of the duties of Customer Indemnity (Section 8.1) and the duties under the Quality Agreement (Attachment “E”, as amended) of the Manufacturing Agreement, which shall survive the termination of the Manufacturing Agreement.

CONSIDERATION

4.                                       Settlement Payment:  As consideration for the release set forth in Paragraph 5, which takes effect upon receipt of payment by LMI, BVL will pay LMI Thirty Million Dollars ($30,000,000.00) (the “Settlement Payment”).  Such payment will be by wire transfer per instructions to be provided by LMI no later than the Signing Date.

RELEASE & COVENANT NOT TO SUE

5.                                       Effective immediately upon receipt by LMI of the Settlement Payment described in Paragraph 4, LMI, for itself and its predecessors, successors, affiliates, heirs, assigns, administrators, agents, shareholders, directors, principals, officers, partners, employees, agents, contractors, attorneys, and representatives, hereby releases and forever discharges BVL, its parent, subsidiaries, divisions, affiliates, predecessors, successors, assigns, shareholders, directors, principals, officers, employees, agents, contractors, insurers and attorneys (the “BVL Released Parties”), from any and all claims of any nature whatsoever through the Effective Date, whether such claims have accrued or not accrued as of the Effective Date, including, without limitation, any claims at law or in equity, requests for actual, compensatory, liquidated, special, incidental, consequential, exemplary and punitive damages, attorney’s fees and equitable or injunctive relief, and all claims, causes of action, and damages whether or not LMI is aware of such claims.  This release and discharge is intended to be broad and expansive, to release and waive all claims and causes of action whatsoever, known or unknown, contingent or liquidated, direct or indirect that LMI has or may have against the BVL Released Parties as of the Effective Date, including, but not limited to, damages, claims and causes of action relating to, arising out of, or based upon the negotiation, execution, representations, warranties, duties, obligations, performance, non-performance, termination or breach of the Manufacturing Agreement.

6.                                       Effective immediately upon receipt by LMI of the Settlement Payment described in Paragraph 4, BVL, for itself and its predecessors, successors, affiliates, heirs, assigns, administrators, agents, shareholders, directors, principals, officers, partners, employees, agents, contractors, attorneys, and representatives, hereby releases and forever discharges LMI, its parent, subsidiaries, divisions, affiliates, predecessors, successors, assigns, shareholders, directors, principals, officers, employees, agents, contractors, insurers and attorneys (the “LMI Released Parties”), from any and all claims of any nature whatsoever through the Effective Date, whether such claims have accrued or not accrued as of the Effective Date, including, without limitation, any claims at law or in equity, requests for actual, compensatory, liquidated, special, incidental, consequential, exemplary and punitive damages, attorney’s fees and equitable or injunctive relief, and all claims, causes of action, and damages whether or not BVL is aware of such claims.  This release and discharge is intended to be broad and expansive, to release and waive all claims and causes of action whatsoever, known or unknown, contingent or liquidated, direct or indirect that BVL has or may have against the LMI Released Parties as of the Effective Date, including, but not limited to, damages, claims and causes of action relating to, arising out of, or based upon the negotiation, execution, representations, warranties, duties, obligations, performance, non-performance, termination or breach of the Manufacturing Agreement.

7.                                       Except as to enforcement of this Settlement Agreement, LMI and BVL covenant and agree that they will forever refrain from instituting, prosecuting, maintaining or pressing any claim, action, suit, or proceeding against the BVL Released Parties or LMI Released Parties relating to, arising out of, or based upon the Manufacturing Agreement or all other matters released in Paragraphs 5 and 6.

OTHER PROVISIONS

8.                                       This Settlement Agreement shall in no event be construed as or be deemed to be evidence of an admission or concession on the part of any Party of any claim or any fault or liability or damages whatsoever.

9.                                       LMI represents and warrants that no person or entity other than LMI has any interest in, and that LMI has not made any assignment or transfer of, any right, claim, demand, cause of action, or other matter covered by the release in Paragraph 5 of this Settlement Agreement.

10.                                 BVL represents and warrants that no person or entity other than BVL has any interest in, and that BVL has not made any assignment or transfer of, any right, claim, demand, cause of action, or other matter covered by the release in Paragraph 6 of this Settlement Agreement.

11.                                 The Parties and their counsel agree not to disclose to any person or entity, directly or indirectly, or by or through any agent, employee, or other representative, the terms or conditions of this Settlement Agreement other than as necessary to effectuate the provisions of this Settlement Agreement or as may be required by any applicable law, including United States securities laws, or the rules of any stock exchange or NASDAQ, provided, however, that prior to any announcement in accordance with applicable law or rules, the disclosing Party shall provide written notice of such potential announcement to the other Party, and cooperate with the other

Party’s requests and lawful decision to avoid or minimize the degree of such disclosure.  Notwithstanding the foregoing, the Parties may disclose the fact of settlement and that their disputes have been resolved.

12.                                 This Settlement Agreement may not be introduced into evidence in any proceeding by any person or entity, nor may it be used in support of or for the prosecution of any cause of action against any Party except for enforcing the terms and conditions of this Settlement Agreement.

13.                                 Each Party, on its own, has made such investigation of the facts pertaining to the claims released herein as it has deemed necessary.  Each Party agrees and acknowledges that there may be facts of which it is presently unaware, but it nonetheless assumes the risk of entering into this Settlement Agreement.  Each Party further agrees and acknowledges that there are or may be losses or claims arising out of or connected with the Manufacturing Agreement or the released claims that are as yet unknown to the Party and that may not be known until sometime in the future.  Notwithstanding this fact, each Party has explicitly negotiated and bargained for the release herein.  Thus, in furtherance of their intentions, the Settlement Agreement shall remain in full force and effect notwithstanding the discovery of any additional facts or law, or changes in facts or law, and the Settlement Agreement shall not be subject to rescission or modification by reason of any change or difference in facts or law.

14.                                 By signing this Settlement Agreement, the Parties acknowledge that they have been advised with respect thereto by their respective attorneys, that they have been afforded ample opportunity to review this Settlement Agreement, that they have read and do understand this Settlement Agreement, and that they have executed this Settlement Agreement freely and voluntarily.  The Parties specifically acknowledge that they have reviewed or have had the opportunity to review this Settlement Agreement with their legal or other advisors, and are fully aware of all of their rights and alternatives.

15.                                 LMI represents that it has carefully considered the terms of the Settlement Agreement and that its Board of Directors using their best business judgment have determined that it is in the best interest of the company and its shareholders to enter into this Settlement Agreement.

16.                                 BVL represents that it has carefully considered the terms of the Settlement Agreement and that its Board of Directors using their best business judgment have determined that it is in the best interest of the company and its shareholders to enter into this Settlement Agreement.

17.                                 This Settlement Agreement (i) contains the entire understanding of the Parties hereto, (ii) supersedes any and all prior agreements regardless of their nature, and (iii) shall not be amended or modified except by a written instrument hereafter signed by all Parties hereto.

18.                                 EACH PARTY FURTHER ACKNOWLEDGES AND AGREES THAT, IN ENTERING INTO THIS SETTLEMENT AGREEMENT, IT HAS NOT IN ANY WAY RELIED UPON ANY ORAL OR WRITTEN AGREEMENTS, STATEMENTS, PROMISES, INFORMATION, ARRANGEMENTS, UNDERSTANDINGS, REPRESENTATIONS, OR WARRANTIES, EXPRESS OR IMPLIED, NOT SPECIFICALLY SET FORTH IN THIS SETTLEMENT AGREEMENT.

19.                                 Should any provision of this Settlement Agreement be held illegal, invalid or nonbinding on any of the Parties, such holding shall not invalidate the whole of this Settlement Agreement.  Instead, the Parties shall negotiate in good faith to reform this Settlement Agreement in order to give effect to the original intention of the Parties in all material respects.

All other provisions hereof shall remain in full force and effect and shall be liberally construed in order to carry out the intentions of the Parties as nearly as may be possible.

20.                                 No waiver of the breach of any of the provisions of this Settlement Agreement shall be a waiver of any preceding or succeeding breach of that provision, or of any other provision(s) of this Agreement.  No waiver of any provision of this Settlement Agreement shall be effective unless evidenced by a written instrument signed by the waiving Party.

21.                                 The Parties each acknowledge that the terms and conditions of this Settlement Agreement have been the subject of active and arms-length negotiations, and that such terms and conditions should not be construed in favor of or against any Party by reason of the extent to which any Party or its professional advisors participated in the preparation of this Settlement Agreement.  None of the Parties to this Agreement shall be considered the drafter of this Settlement Agreement or any included provision for the purpose of any statute, case law or rule of construction that would or might cause any provision to be construed against the drafter.

22.                                 The Parties agree to execute any and all supplementary documents and to take all additional steps reasonably necessary to give full force and effect to the terms and intent of this Settlement Agreement.

23.                                 All covenants and agreements herein shall bind and inure to the benefit of the respective successors of the Parties hereto.

24.                                 This Settlement Agreement shall be construed and interpreted to effectuate the Parties’ intent, which is to resolve completely any and all claims and potential claims, whether known or unknown, that LMI has or may have against the BVL Released Parties or that BVL has or may have against the LMI Released Parties, including, but not limited to, claims relating to, arising out of, or based upon the Manufacturing Agreement.

25.                                 This Settlement Agreement and the rights and obligations of the Parties hereunder shall be governed by Delaware law and, to the extent the laws of the State of Delaware are preempted or otherwise made inapplicable by federal law, the laws of the United States of America. Each of the Parties irrevocably and unconditionally agrees that any suit, action or legal proceeding arising out of or relating to this Settlement Agreement shall be instituted in the United States District Court for Delaware, or if such court does not possess subject matter jurisdiction, of any type, or will not accept jurisdiction, in any court of general jurisdiction in Wilmington, Delaware; consents and submits to the exclusive jurisdiction of such foregoing courts in any such suit, action or proceeding; consents to personal jurisdiction in such courts; waives any objection which it may have to laying of venue of any such suit, action or proceeding in said courts; and waives any claim or defense of inconvenient forum.

26.                                 In the event of an alleged breach of the Settlement Agreement or a dispute between or among the Parties in connection with the performance of the Settlement Agreement, the Parties shall be required to first provide notice and a reasonable opportunity to cure.  Unless otherwise stated in writing subsequent to the Signing Date of this Settlement Agreement, all notifications and communications made pursuant to this Agreement shall be submitted to the persons and entities listed below by Federal Express, UPS, or any other overnight carrier in which case the notice shall be deemed given two (2) business days from the date of delivery to such carrier or by confirmed facsimile (followed by delivery of an original via overnight carrier), in which case the notice shall be deemed given on confirmation of transmission:

Lantheus Medical Imaging, Inc.:

331 Treble Cove Road

North Billerica, MA 08162

Attn: General Counsel

Telephone: (###) ###-####

Facsimile: (###) ###-####

Ben Venue Laboratories, Inc.:

300 Northfield Road

Bedford, OH 44146

Attn: Vice President, Contract Manufacturing Services

Telephone: (###) ###-####

Facsimile: (###) ###-####

With a copy (that shall not constitute legal notice) to:

Division Legal Counsel

Ben Venue Laboratories, Inc.

300 Northfield Road

Bedford, Ohio 44146

Telephone: (###) ###-####

Facsimile: (###) ###-####

27.                                 The headings contained in this Settlement Agreement are for convenience only.  If any conflict arises between the terms of this Settlement Agreement and the headings contained in this Settlement Agreement, the substantive terms of this Settlement Agreement shall control.

28.                                 The undersigned individual signatories each represent that they are authorized to execute this agreement on behalf of the Party identified with respect to each.

29.                                 This Settlement Agreement may be executed in counterparts and it is the intent of the parties that the copy signed by any Party will be fully enforceable against said Party.

30.                                 Notwithstanding anything to the contrary contained herein, if more than **** Dollars ($****) of the Settlement Payment, in the aggregate, is recovered, rescinded, reduced in amount or otherwise required to be returned to BVL (and LMI actually pays and returns such funds to BVL or its trustee, as the case may be) whether as a result of any proceedings in bankruptcy or otherwise, including but not limited to as a “voidable preference” or “fraudulent conveyance”, the Release & Covenant Not To Sue set forth in Sections 5, 6 and 7 hereof automatically shall be deemed null and void, and all rights and claims of LMI and BVL, as the case may be, as against the other Party, shall be restored retroactively to the date hereof as if the Parties had never entered into this Settlement Agreement; provided, however, that in no event shall the aggregate claim against BVL as a result of the operation of this Section 30 ever exceed the difference between (A) **** Dollars ($****) and (B) the amount of the Settlement Payment that has not been required to be returned to BVL.

IN WITNESS WHEREOF, the Parties have executed this Settlement Agreement through their duly authorized representatives.

BEN VENUE LABORATORIES, INC.		LANTHEUS MEDICAL IMAGING, INC.

By:	/s/ George Doyle	By:	/s/ Michael P. Duffy

Print:	George Doyle	Print:	Michael P. Duffy

Title:	President, CEO	Title:	Vice President and Secretary

Date Signed:	3/20/2012	Dated Signed:	3/20/12

By:	/s/ William A. Owen

Print:	William A. Owen

Title:	VP Finance

Date Signed:	3/20/12